As filed with the Securities and Exchange Commission on September 16, 2016.

Registration No. 333-188430

Registration No. 333-173326

Registration No. 333-141578

Registration No. 333-117898

Registration No. 333-41564

Registration No. 333-66073

Registration No. 333-36311

Registration No. 333-10707

Registration No. 33-49862

Registration No. 33-31271

Registration No. 33-30309

Registration No. 33-5670

Registration No. 2-99596

Registration No. 2-97980

Registration No. 2-97957

Registration No. 2-97981

Registration No. 2-95101

Registration No. 2-79197

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188430

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173326

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-141578

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117898

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-41564

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-66073

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-36311

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-10707

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 33-49862

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 33-31271

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 33-30309

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-5670

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 2-99596

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 2-97980

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 2-97957

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 2-97981

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 2-95101

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 2-79197

UNDER THE SECURITIES ACT OF 1933

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-0380010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5757 North Green Bay Avenue

Milwaukee, Wisconsin

(Address of Principal Executive Offices)

53209

(Zip Code)

(414) 524-1200

(Registrant’s telephone number, including area code)

The Adient Production Employees Savings and Investment (401k) Plan (formerly known as the Johnson Controls Automotive Experience Production Employees Savings and 401(K) Investment Plan)

The ASG/John’s Creek Savings and Investment (401K) Plan

The Avanzar Interior Technologies, Ltd. Savings and Investment (401k) Plan

The Bridgewater LLC Profit Sharing Plan

The Bridgewater, LLC Savings and Investment (401k) Plan

The Hoover International, Inc. Monthly Investment Plan

The Hoover Universal, Inc. 1975 Stock Option Plan

The Hoover Universal, Inc. Monthly Investment Plan

The Hoover Universal, Inc. Production Employees’ Savings and Stock Ownership Plan

The Hoover Universal, Inc. Salaried Employees’ Savings and Stock Ownership Plan

The JCIM US, LLC Savings and Investment (401k) Plan

The Johnson Controls Automotive Systems Group Production Employees Savings and Investment (401K) Plan

The Johnson Controls Building Efficiency Retirement Savings Plan/Account Level Employees

The Johnson Controls Federal Systems, Inc. Retirement Savings Plan

The Johnson Controls IFM Retirement Savings Plan/Commercial North America Account Level Employees

The Johnson Controls Interiors PERT Plan

The Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan

The Johnson Controls Savings and Investment (401K) Plan

The Johnson Controls World Services Inc. Retirement Savings Plan

The Johnson Controls, Inc. 1982 Stock Option Plan

The Johnson Controls, Inc. 1984 Stock Option Plan

The Johnson Controls, Inc. 1992 Stock Option Plan

The Johnson Controls, Inc. 2000 Stock Option Plan

The Johnson Controls, Inc. 2007 Stock Option Plan

The Johnson Controls, Inc. 2012 Omnibus Incentive Plan

The Prince Employee Retirement Trust Plan

Judith A. Reinsdorf

Executive Vice President and General Counsel

5757 N. Green Bay Avenue

Milwaukee, Wisconsin 53209

(414) 524-1200

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Johnson Controls, Inc. (the “Registrant”), deregister all shares of the Registrant’s common stock, par value $1.00 per share (the “Shares”), and any other security or interest remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•                  Registration Statement on Form S-8 (No. 333-188430), filed with the Commission on May 8, 2013, pertaining to the registration of  36,800,000 Shares, issuable under the Johnson Controls, Inc. 2012 Omnibus Incentive Plan.

•                  Registration Statement on Form S-8 (No. 333-173326), filed with the Commission on April 6, 2011 and amended by Post-Effective Amendment No. 1 filed with the Commission on May 8, 2013, pertaining to the registration of 20,000,000 Shares, issuable under the Johnson Controls Savings and Investment (401k) Plan, the Adient Production Employees Savings and Investment (401k) Plan (formerly known as the Johnson Controls Automotive Experience Production Employees Savings and 401(K) Investment Plan), the Johnson Controls Building Efficiency Retirement Savings Plan/Account Level Employees, the Johnson Controls Federal Systems, Inc. Retirement Savings Plan, Avanzar Interior Technologies, Ltd. Savings and Investment (401k) Plan, the Bridgewater, LLC Savings and Investment (401k) Plan, and the JCIM US, LLC Savings and Investment (401k) Plan.

•                  Registration Statement on Form S-8 (No. 333-141578), filed with the Commission on March 26, 2007, pertaining to the registration of 12,283,702 Shares, issuable under the Johnson Controls, Inc. 2007 Stock Option Plan.

•                  Registration Statement on Form S-8 (No. 333-117898), filed with the Commission on August 3, 2004, pertaining to the registration of 8,000,000 Shares, issuable under the Johnson Controls Savings and Investment (401K) Plan, the Johnson Controls Automotive Systems Group Production Employees Savings and Investment (401K) Plan, the Johnson Controls IFM Retirement Savings Plan/Commercial North America Account Level Employees, the Johnson Controls Interiors PERT Plan, the Johnson Controls World Services Inc. Retirement Savings Plan and the Bridgewater, LLC Savings and Investment (401K) Plan.

•                  Registration Statement on Form S-8 (No. 333-41564), filed with the Commission on July 17, 2000, pertaining to the registration of 7,254,352 Shares and the related Common Stock Purchase Rights issuable under the Johnson Controls, Inc. 1992 Stock Option Plan and the Johnson Controls, Inc. 2000 Stock Option Plan.

•                  Registration Statement on Form S-8 (No. 333-66073), filed with the Commission on October 23, 1998 and amended by Post-Effective Amendment No. 1 filed with the Commission on June 27, 2001 pertaining to the registration of 2,400,000 Shares and the related Common Stock Purchase Rights, issuable under the Johnson Controls Savings and Investment (401K) Plan, the Johnson Controls World Services Inc. Retirement Savings Plan, the Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan, the ASG/John’s Creek Savings and Investment (401K) Plan, the Prince Employee Retirement Trust Plan, the Bridgewater LLC Profit Sharing Plan and the Johnson Controls IFM Retirement Savings Plan/Commercial North America Account Level Employees.

•                  Registration Statement on Form S-8 (No. 333-36311), filed with the Commission on September 24, 1997, pertaining to the registration of 250,000 Shares and the related Common Stock Purchase Rights, issuable under the Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan.

•                  Registration Statement on Form S-8 (No. 333-10707), filed with the Commission on August 23, 1996 and amended by Post-Effective Amendment No. 1 filed with the Commission on July 17, 2000, pertaining to the registration of 2,000,000 Shares and the related Common Stock Purchase Rights, issuable under the Johnson Controls, Inc. 1992 Stock Option Plan and the Johnson Controls, Inc. 2000 Stock Option Plan.

•                  Registration Statement on Form S-8 (No. 33-49862), filed with the Commission on July 23, 1992, as amended by Post-Effective Amendment No. 1 filed with the Commission on August 14, 1998,  pertaining to the registration of 250,000 Shares and the related Common Stock Purchase Rights, issuable under the Johnson Controls World Services Inc. Retirement Savings Plan and the ASG/John’s Creek Savings and Investment (401K) Plan.

•                  Registration Statement on Form S-8 (No. 33-31271), filed with the Commission on October 5, 1989, as amended by Post-Effective Amendment No. 1 filed with the Commission on October 25, 1989 and Post-Effective Amendment No. 2 filed with the Commission on October 1, 1990, pertaining to the registration of plan interests with a proposed maximum aggregate offering price of $105,000,000, Shares, the related Common Stock Purchase Rights and Series D Convertible Preferred Stock, $1.00 par value, issuable pursuant to the Johnson Controls, Inc. Savings and Investment Plan.

•                  Registration Statement on Form S-8 (No. 33-30309), filed with the Commission on August 3, 1989, as amended by Post-Effective Amendment No. 1 filed with the Commission on December 26, 1990, pertaining to the registration of 1,500,000 Shares and the related Common Stock Purchase Rights issuable pursuant to the Johnson Controls, Inc. 1982 Stock Option Plan, the Johnson Controls, Inc. 1984 Stock Option Plan and the Hoover Universal, Inc. 1975 Stock Option Plan.

•                  Registration Statement on Form S-8 (No. 33-5670), dated April 28, 1986, pertaining to the registration of Shares and related Common Stock Purchase Rights, issuable under the Hoover International, Inc. Monthly Investment Plan.

•                  Registration Statement on Form S-8 (No. 2-99596), filed with the Commission on August 12, 1985, pertaining to the registration of plan participations in the Hoover Universal, Inc. Monthly Investment Plan, Shares and the related Common Stock Purchase Rights.

•                  Registration Statement on Form S-8 (No. 2-97980), filed with the Commission on May 24, 1985, as amended by Post-Effective Amendment No. 1 filed with the Commission on November 20, 1986, pertaining to the registration of plan participations, Shares and the related Common Stock Purchase Rights issuable pursuant to the Hoover Universal, Inc. Production Employees’ Savings and Stock Ownership Plan.

•                  Registration Statement on Form S-8 (No. 2-97957), filed with the Commission on May 28, 1985, pertaining to the registration of 315,051 Shares and 1,507,438 Common Stock Purchase Rights, issuable under the Johnson Controls, Inc. 1982 Stock Option Plan, the Johnson Controls, Inc. 1984 Stock Option Plan and the Hoover Universal, Inc. 1975 Stock Option Plan.

•                  Registration Statement on Form S-8 (No. 2-97981), filed with the Commission on May 24, 1985 as amended by Pre-Effective Amendment No. 1 filed with the Commission on June 12, 1985 and Post-Effective Amendments filed with the Commission on November 20, 1986 and May 13, 1987, pertaining to the registration of plan participations, Shares and the related Common Stock Purchase Rights issuable pursuant to the Hoover Universal, Inc. Salaried Employees’ Savings and Stock Ownership Plan, the Johnson Controls, Inc. 1982 Stock Option Plan, the Johnson Controls, Inc. 1984 Stock Option Plan and the Hoover Universal, Inc. 1975 Stock Option Plan.

•                  Registration Statement on Form S-8 (No. 2-95101), filed with the Commission on December 31, 1984 as amended by Post-Effective Amendment No. 1 filed with the Commission on April 24, 1985.

•                  Registration Statement on Form S-8 (No. 2-79197), filed with the Commission on September 3, 1982, pertaining to the registration of Shares and related Common Stock Purchase Rights, issuable under the Johnson Controls, Inc. 1982 Stock Option Plan.

On September 2, 2016, pursuant to the Agreement and Plan of Merger, dated as of January 24, 2016, as amended by Amendment No. 1, dated as of July 1, 2016 (the “Merger Agreement”), by and among the Registrant, Tyco International plc (“Tyco”) and certain other parties named therein, including Jagara Merger Sub LLC, the Registrant and Tyco completed the previously announced merger (the “Merger”) whereby the Registrant merged with an indirect wholly owned subsidiary of Tyco, with Tyco becoming the parent entity of the combined company.

In connection with the completion of the Merger, the offerings pursuant to the Registration Statements have been terminated.  In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a Post-Effective Amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on September 16, 2016.  No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

JOHNSON CONTROLS, INC.

By:	/s/Brian J. Stief
Name:	Brian J. Stief
Title:	Executive Vice President and Chief Financial Officer